Exhibit 99(a)

                         MAGELLAN PETROLEUM CORPORATION

                             MAGELLAN BOARD APPROVES
                              STOCK REPURCHASE PLAN


         MADISON, Conn., December 8, 2000 -- Magellan Petroleum Corporation (NASDAQ: MPET; Boston & Pacific: MPC) said its Board of Directors has authorized the open market purchase of up to one million shares of the company's common stock. The company said management will determine the timing, terms of purchase, and the number of shares actually purchased, based on market conditions and other factors, with purchases conducted in accordance with the applicable rules of the Securities and Exchange Commission.
         Magellan, an oil and gas exploration company with its primary operations in Australia, has approximately $15 million of cash and marketable securities with no long-term debt, a spokesman said, noting that the company is in an excellent position to proceed to the drilling phase of the aggressive exploration program initiated in 1998.
         The company also reported that two of its directors, Donald V. Basso and Hedley Howard were elected to three year terms at the December 4th annual meeting in Orlando, Florida, where shareholders approved a proposal to increase the authorized common stock of the company to 200 million shares .
     Statements in this press release that are not historical in nature are intended to be - and are hereby identified as -- "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.


                   Contact: James R. Joyce, at (203) 245-7664